Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS FOURTH QUARTER AND
YEAR END 2014 FINANCIAL RESULTS

Englewood, Colo. - February 25, 2015 - Starz (NASDAQ: STRZA, STRZB) today reported fourth quarter and year end 2014 results. Highlights include (1):

Financial Highlights:

•	Reported full-year 2014 consolidated revenue of $1,663.9 million; Adjusted OIBDA(2) of $501.7 million; operating income of $451.7 million and fully diluted earnings per share of $2.43

◦	Reported fourth quarter consolidated revenue of $425.6 million; Adjusted OIBDA of $148.3 million; operating income of $136.1 million and fully diluted earnings per share of $0.74

•	Starz Networks reported full year 2014 revenue of $1,312.0 million, up 1%; Adjusted OIBDA of

•	$496.4 million, up 9% and operating income of $453.8 million, up 10%

◦	Reported fourth quarter revenue of $332.6 million, up 3%; Adjusted OIBDA of $150.7 million,

◦	up 27% and operating income of $140.1 million, up 31%

•	Repurchased $71.0 million or 2.3 million shares, from November 1, 2014 to January 31, 2015; since trading began on January 14, 2013, Starz has repurchased 18.6% of its outstanding shares

Operating Highlights:

•	Increased full-year STARZ subscriptions by 1.1 million to a new high of 23.3 million; combined STARZ/ENCORE subscriptions reached 57.3 million

◦	Increased STARZ subscriptions by 800,000 since September 30, 2014

◦	Increased ENCORE subscriptions by 300,000 since September 30, 2014

•	STARZ Originals 2015 slate expected to be 70 episodes of scripted series

◦	“Black Sails” second season underway with strong viewership

◦	“Ash vs Evil Dead” original series on STARZ late 2015; follow‑up to classic "Evil Dead" horror film franchise

◦	Greenlit “The Dresser,” first STARZ Original movie, co-produced with the BBC starring

◦	Ian McKellen and Anthony Hopkins

•	Continued monetization of STARZ Original series with 2015 Amazon & Netflix library deals for “Spartacus,”

•	“Magic City,” “The White Queen”; renewed and expanded Fox Latin American Channels agreement for

•	Latin America/Brazil

•	STARZ PLAY/ENCORE PLAY launched on Google Chromecast; ENCORE PLAY/MOVIEPLEX PLAY launched on Xbox One, completing PLAY launches on Xbox One/Xbox 360 gaming platforms

•	Extended The Weinstein Company home entertainment distribution agreement through 2020 for

•	Anchor Bay/Starz Digital

“Our fourth quarter results capped off a strong 2014, as we delivered solid increases in revenue, Adjusted OIBDA and a new high subscriber count at Starz. The 2014 performance at Starz validates the strategy undertaken to transform the company from primarily a movie-based provider to a true gold standard premium entertainment provider,” said Starz CEO, Chris Albrecht.  “We have tremendous momentum entering 2015 with our strongest and most diverse slate of original programming and opportunities to expand our reach globally.  We believe Starz is well positioned for continued success.”

Consolidated
(Q4 as compared to Q4 2013)
For the quarter, revenue increased 3% to $425.6 million, Adjusted OIBDA increased 27% to $148.3 million and operating income increased 31% to $136.1 million.

(2014 as compared to 2013)
For the year, revenue decreased 6% to $1,663.9 million, Adjusted OIBDA increased 5% to $501.7 million and operating income increased 6% to $451.7 million.

Starz Networks
(Q4 2014 as compared to Q4 2013)
Revenue increased 3% to $332.6 million and Adjusted OIBDA increased 27% to $150.7 million. Revenue increased primarily as a result of rate increases from various distributors. Adjusted OIBDA increased due to the increase in revenue and lower programming costs partially offset by higher original series related advertising costs. Operating income increased 31% to $140.1 million. Cash paid for investment in films and television programs increased $23.7 million to $54.8 million due to a greater number of original series in production.

(2014 as compared to 2013)
Revenue increased 1% to $1,312.0 million and Adjusted OIBDA increased 9% to $496.4 million. Excluding the impact of the one-time recognition of $18.6 million of deferred revenue in 2013, revenue increased $32.9 million, or 3%, and Adjusted OIBDA increased $58.8 million, or 13%. Revenue increased primarily as a result of rate increases from various distributors. Adjusted OIBDA increased due to the increase in revenue and lower programming costs partially offset by higher original series related advertising costs. Operating income increased 15% to $453.8 million, excluding the one-time recognition of $18.6 million of deferred revenue in 2013. Cash paid for investment in films and television programs increased $102.7 million to $227.9 million due to a greater number of original series in production.

Starz Distribution
(Q4 2014 as compared to Q4 2013)
Revenue increased $1.8 million to $85.6 million while the Adjusted OIBDA loss increased $1.5 million to a loss of $2.0 million. Operating loss increased $1.2 million to a loss of $2.9 million. Cash paid for investment in films and television programs increased $5.3 million to $67.3 million due to timing of payments for Weinstein titles.

(2014 as compared to 2013)
Revenue decreased $128.0 million to $321.5 million primarily due to fewer significant new releases from The Weinstein Company and of our Starz Original series. Lower revenue from “The Walking Dead” series also contributed to the decrease in revenue. Adjusted OIBDA decreased $16.5 million to $7.5 million primarily as a result of lower revenue and an increase in bad debt partially offset by a decrease in production and acquisition costs. Operating income decreased $16.2 million to $3.0 million. Cash paid for investment in films and television programs decreased $15.7 million to $161.6 million due to timing of payments for Weinstein titles.

Share Repurchases
From November 1, 2014 through January 31, 2015, 2.3 million shares of common stock (NASDAQ: STRZA) were purchased at an average cost per share of $30.33 for total cash consideration of $71.0 million. Since trading began on January 14, 2013, Starz has repurchased 22.6 million shares at an average cost per share of $27.56 for aggregate cash consideration of $623.7 million. These repurchases represent 18.6% of the shares outstanding as of January 14, 2013. Starz currently has $176.3 million remaining under its share repurchase authorization. Under the share repurchase program, Starz may acquire its common stock, from time to time through open market transactions and privately negotiated transactions. The share repurchase program may be discontinued at any time.

FOOTNOTES

(1)
Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 1:00 p.m. (ET) on February 25, 2015. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months and year ended December 31, 2014 to the same period in 2013.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s consolidated statements of operations, included in its Form 10-K, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	4Q13	1Q14	2Q14	3Q14	4Q14
Starz Networks	$322.1	$324.0	$328.2	$327.2	$332.6
Starz Distribution (1)	83.8	87.3	75.1	73.5	85.6
Starz Animation	9.7	8.9	7.2	7.9	7.7
Eliminations	(0.9)	(0.2)	(0.4)	(0.4)	(0.3)
Revenue	$414.7	$420.0	$410.1	$408.2	$425.6

Starz Networks	$118.9	$114.0	$121.8	$109.9	$150.7
Starz Distribution	(0.5)	12.7	(3.8)	0.6	(2.0)
Starz Animation	(0.8)	(0.6)	(0.8)	(0.7)	(0.6)
Eliminations	(0.4)	0.1	0.2	—	0.2
Adjusted OIBDA	$117.2	$126.2	$117.4	$109.8	$148.3

Starz Networks	$106.9	$103.3	$111.2	$99.2	$140.1
Starz Distribution	(1.7)	11.6	(5.2)	(0.5)	(2.9)
Starz Animation	(0.8)	(0.7)	(0.9)	(0.8)	(0.6)
Eliminations/Other	(0.9)	(0.7)	(0.3)	(0.6)	(0.5)
Operating income	$103.5	$113.5	$104.8	$97.3	$136.1

Net income	$72.5	$66.8	$69.0	$55.8	$77.4
Earnings per share (diluted)	$0.62	$0.56	$0.62	$0.51	$0.74

Starz Networks	$31.1	$55.5	$60.1	$57.5	$54.8
Starz Distribution	62.0	24.0	40.9	29.4	67.3
Total IFT (2)	$93.1	$79.5	$101.0	$86.9	$122.1

Subscription units - STARZ	22.2	21.9	22.0	22.5	23.3
Subscription units - ENCORE	34.9	34.4	33.9	33.7	34.0
Total subscription units	57.1	56.3	55.9	56.2	57.3

(1) Includes the following home video net sales	$54.6	$56.7	$38.1	$43.4	$58.2

(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014
Cash	$25.7	$17.9	$12.9	$45.6	$13.4

Debt:
Revolving credit facility	$306.5	$326.5	$365.0	$442.0	$432.0
5% senior notes	678.0	677.9	677.8	677.6	677.5
Transponder capital lease	30.6	29.6	28.5	27.4	26.3
Building capital lease	44.3	44.1	44.0	43.9	43.7
Total debt	$1,059.4	$1,078.1	$1,115.3	$1,190.9	$1,179.5

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs (excluding stock compensation expense), production and acquisition costs, home video cost of sales, operating expenses (excluding stock compensation expense), and selling, general and administrative expenses (excluding stock compensation expense). Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.

RECONCILING SCHEDULE

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the years ended December 31, 2013 and 2014, and the three months ended December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively.

Starz Consolidated
(amounts in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	2013	2014
Adjusted OIBDA	$117.2	$126.2	$117.4	$109.8	$148.3	$476.9	$501.7
Stock compensation	(9.2)	(7.8)	(7.5)	(7.6)	(7.7)	(34.3)	(30.6)
Depreciation and amortization	(4.5)	(4.9)	(5.1)	(4.9)	(4.5)	(17.4)	(19.4)
Operating income	$103.5	$113.5	$104.8	$97.3	$136.1	$425.2	$451.7

Starz Networks
(amounts in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	2013	2014
Adjusted OIBDA	$118.9	$114.0	$121.8	$109.9	$150.7	$456.2	$496.4
Stock compensation	(8.6)	(6.8)	(6.8)	(6.8)	(6.9)	(31.5)	(27.3)
Depreciation and amortization	(3.4)	(3.9)	(3.8)	(3.9)	(3.7)	(12.9)	(15.3)
Operating income	$106.9	$103.3	$111.2	$99.2	$140.1	$411.8	$453.8

Starz Distribution
(amounts in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	2013	2014
Adjusted OIBDA	$(0.5)	$12.7	$(3.8)	$0.6	$(2.0)	$24.0	$7.5
Stock compensation	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	(1.9)	(2.0)
Depreciation and amortization	(0.7)	(0.6)	(0.9)	(0.6)	(0.4)	(2.9)	(2.5)
Operating income (loss)	$(1.7)	$11.6	$(5.2)	$(0.5)	$(2.9)	$19.2	$3.0

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)

	2014	2013
Assets
Current assets:
Cash and cash equivalents	$13.4	$25.7
Restricted cash	—	30.1
Trade accounts receivable, net of allowances of $41.9 and $32.8	249.1	247.1
Program rights	303.5	271.8
Deferred income taxes	0.9	0.5
Other current assets	70.1	63.8
Total current assets	637.0	639.0
Program rights	311.3	333.2
Investment in films and television programs, net	319.5	194.6
Property and equipment, net	89.8	95.7
Deferred income taxes	—	18.5
Goodwill	131.8	131.8
Other assets, net	83.8	37.2
Total assets	$1,573.2	$1,450.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.3	$4.9
Trade accounts payable	10.1	7.3
Accrued liabilities	327.4	297.8
Deferred revenue	7.4	16.6
Total current liabilities	350.2	326.6
Debt	1,174.2	1,054.5
Deferred income taxes	1.1	—
Other liabilities	7.9	14.2
Total liabilities	1,533.4	1,395.3

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 91,874,138 and 101,130,964 shares at December 31, 2014 and December 31, 2013, respectively	0.9	1.0
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,872,524 and 9,875,737 shares at December 31, 2014 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	24.0	310.6
Accumulated other comprehensive loss, net of taxes	(2.3)	(4.3)
Retained earnings (deficit)	25.8	(245.5)
Total stockholders’ equity	48.5	61.9
Noncontrolling interests in subsidiaries	(8.7)	(7.2)
Total equity	39.8	54.7
Commitments and contingencies
Total liabilities and equity	$1,573.2	$1,450.0

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)

	2014	2013	2012

Revenue:
Programming networks and other services	$1,467.5	$1,481.0	$1,419.1
Home video net sales	196.4	296.5	211.6
Total revenue	1,663.9	1,777.5	1,630.7

Costs and expenses:
Programming (including amortization)	600.6	633.9	661.9
Production and acquisition (including amortization)	178.7	268.6	192.4
Home video cost of sales	60.0	71.1	63.9
Operating	54.3	54.9	53.5
Selling, general and administrative	299.2	306.4	234.2
Depreciation and amortization	19.4	17.4	19.4
Total costs and expenses	1,212.2	1,352.3	1,225.3

Operating income	451.7	425.2	405.4

Other income (expense):
Interest expense, net of amounts capitalized	(46.5)	(45.0)	(25.7)
Other income, net	4.6	9.0	3.0
Income before income taxes	409.8	389.2	382.7

Income tax expense	(140.8)	(139.4)	(130.4)

Net income	269.0	249.8	252.3

Net loss (income) attributable to noncontrolling interests	2.3	(2.5)	2.2

Net income attributable to stockholders / member	$271.3	$247.3	$254.5

Basic net income per common share	$2.57	$2.13	$2.12
Diluted net income per common share	$2.43	$2.04	$2.12
Weighted average number of common shares outstanding:
Basic	105.5	115.9	120.0
Diluted	111.5	121.1	120.1

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)

	2014	2013	2012
Operating activities:
Net income	$269.0	$249.8	$252.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.4	17.4	19.4
Amortization of program rights	555.7	581.1	617.8
Program rights payments	(389.1)	(399.9)	(456.6)
Amortization of investment in films and television programs	130.0	212.4	141.6
Investment in films and television programs	(389.5)	(302.5)	(270.1)
Stock compensation	30.6	34.3	20.0
Payments of long term incentive plan	—	(3.2)	(33.4)
Deferred income taxes	19.3	8.4	(17.4)
Other non-operating and non-cash items	10.4	5.7	4.5
Changes in assets and liabilities:
Current and other assets	(29.0)	(61.1)	(12.2)
Due to affiliates	—	(39.5)	(5.6)
Payables and other liabilities	(20.3)	9.9	31.8
Net cash provided by operating activities	206.5	312.8	292.1

Investing activities:
Purchases of property and equipment	(11.2)	(14.8)	(16.2)
Investment in equity investee	(19.1)	—	—
Cash received from equity investee	10.7	—	—
Net cash used in investing activities	(19.6)	(14.8)	(16.2)

Financing activities:
Borrowings of debt	515.5	1,197.0	500.0
Payments of debt	(394.9)	(721.6)	(504.0)
Debt issuance costs	—	(2.4)	(8.5)
Distributions to Old LMC	—	(1,200.0)	(600.0)
Repurchases of common stock	(328.3)	(289.9)	—
Exercise of stock options	9.6	—	—
Minimum withholding of taxes related to stock compensation	(14.5)	(9.8)	(13.3)
Excess tax benefit from stock compensation	13.4	4.7	4.4
Distributions to Old LMC related to stock compensation	—	—	(4.7)
Net cash used in financing activities	(199.2)	(1,022.0)	(626.1)
Effect of exchange rate changes on cash and cash equivalents	—	(0.1)	0.1
Net decrease in cash and cash equivalents	(12.3)	(724.1)	(350.1)
Cash and cash equivalents:
Beginning of year	25.7	749.8	1,099.9
End of year	$13.4	$25.7	$749.8

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 1:00 p.m. (ET) on February 25, 2015. The call can be accessed by dialing (888) 438-5474 or (719) 325-2167 with the passcode 3161065# at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 4:00 p.m. (ET) on March 4, 2015, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 3161065#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including estimated episodes of our original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, international expansion opportunities and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Form 10-K, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of December 31, 2014, STARZ and ENCORE serve a combined 57.3 million subscribers, including 23.3 million at STARZ, and 34.0 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties. Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

###

Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com